    As filed with the Securities and Exchange Commission on November 9, 2001

                                                       Registration No.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            Westfield Financial, Inc.
             (Exact name of registrant as specified in its charter)

               Massachusetts                     Application Pending
      (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

                               c/o Westfield Bank
                                 141 Elm Street
                               Westfield, MA 01086
                                 (413) 568-1911
          (Address, including Zip Code, of principal executive offices)
                                 ---------------

                                SBERA 401(k) Plan
                          as adopted by Westfield Bank
                            (Full title of the Plan)

                                 ---------------

                               Donald A. Williams
                      President and Chief Executive Officer
                                 Westfield Bank
                                 141 Elm Street
                               Westfield, MA 01086
                                 (413) 568-1911

                                    Copy to:

                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
     (Name and address, including Zip Code, telephone number and area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE


==============================================================================================================================
                                                             Proposed Maximum         Proposed Maximum
  Title of Securities to be          Amount to be           Offering Price Per       Aggregate Offering         Amount of
          Registered                 Registered(1)              Share (2)                 Price (2)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par value           233,591                   $10.00                $2,335,910.00            $583.98
------------------------------------------------------------------------------------------------------------------------------
 Plan Participation
    Interests(3)                          --                       --                        --                    --
==============================================================================================================================

(1) Based on the estimated number of shares of common stock of Westfield Financial, Inc. ("Westfield Financial") that could be purchased under the SBERA 401(k) Plan as adopted by Westfield Bank (the "Plan") with the current assets of the Plan.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Westfield Financial offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Westfield Financial common stock are being offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-68550).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

         Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-68550) are incorporated by reference in this registration statement:

         (1) the Prospectus for Common Stock of Westfield Financial, Inc. dated November 9, 2001, filed with the Commission pursuant to Rule 424(b) under the Securities Act (Registration No. 333-68550); and

         (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated November 9, 2001,
                  Registration No. 001-16767.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Westfield Financial, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to:
Michael J. Janosco, Jr., Westfield Bank, 141 Elm Street, Westfield, Massachusetts 01086. Telephone requests may be directed to (413) 568-1911.


Item 4.  Description of Securities.

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.  Indemnification of Directors and Officers.

Section 67 of the Massachusetts Business Corporation Law ("MBCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such.
Section 67 of the MBCL provides as follows:

         "Indemnification of Directors, Officers, Employees, etc."--Indemnification of directors, officers, employees and other agents of a corporation and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or
         (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

         No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         The Company's Articles of Organization provide for the indemnification of directors, officers, employees and other agents of the Company. Under Article VI "Other Lawful Provisions," Section 6.7 entitled "Indemnification" states the following policies and procedures of the Company on indemnification:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Section
6.7 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he or she shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Section 6.7 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.7 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Section 6.7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.7 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

         G. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section
6.7 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         4.1  The SBERA 401(k) Plan as adopted by Westfield Bank.

         4.2  Investment Election Form of Westfield Bank.

         4.3 Articles of Organization of Westfield Financial Inc., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

         4.4 By-Laws of Westfield Financial Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated
              August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

         5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

         23.1 Consent of Thacher Proffitt & Wood, incorporated by reference to
              Exhibit 23.1 to the Registrant's Registration Statement on
              Form S-1, dated August 28, 2001, as amended, Registration
              No. 333-68550, and any amendments thereto.

         23.2 Consent of Deloitte & Touche LLP.


Item 9.  Undertakings.

         A.   Qualification of Plan. The undersigned Registrant hereby
              ---------------------
undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986.

         B.   Rule 415 offering.  The undersigned Registrant hereby undertakes:
              -----------------

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.   Filings incorporating subsequent Exchange Act documents by
              ----------------------------------------------------------
reference. The undersigned Registrant hereby undertakes that, for purposes of
---------
determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D.   Incorporated annual and quarterly reports. The undersigned
              -----------------------------------------
registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E.   Filing of registration on Form S-8.  Insofar as indemnification
              ----------------------------------
for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts on November 7, 2001.


                                   Westfield Financial, Inc.
                                   (Registrant)



                                   By:   /s/ Donald A. Williams
                                         ---------------------------------------
                                         Donald A. Williams
                                         President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                 TITLE                         DATE
          ---------                 -----                         ----


/s/ Donald A. Williams       President, Chief Executive     November 7, 2001
---------------------------  Officer and
Donald A. Williams           Director



/s/ Victor J. Carra          Executive Vice President       November 7, 2001
---------------------------  and Director
Victor J. Carra



/s/ Michael J. Janosco, Jr.  Chief Financial Officer        November 7, 2001
---------------------------  and Director
Michael J. Janosco, Jr.



/s/ David C. Cotton, Jr.     Director                       November 7, 2001
---------------------------
David C. Cotton, Jr.



                             Director                       November   , 2001
---------------------------                                          --
Robert T. Crowley, Jr.



/s/ Thomas J. Howard         Director                       November 7, 2001
---------------------------
Thomas J. Howard



/s/ Harry C. Lane            Director                       November 7, 2001
---------------------------
Harry C. Lane

      SIGNATURE                  TITLE                           DATE
      ---------                  -----                           ----


/s/ William H. McClure          Director                    November 7, 2001
---------------------------
William H. McClure



/s/ Mary C. O'Neil              Director                    November 7, 2001
---------------------------
Mary C. O'Neil



/s/ Richard C. Placek           Director                    November 7, 2001
---------------------------
Richard C. Placek



                                Director                    November   , 2001
---------------------------                                          --
Paul R. Pohl



/s/ Charles E. Sullivan         Director                    November 7, 2001
---------------------------
Charles E. Sullivan



                                Director                    November   , 2001
---------------------------                                          --
Thomas C. Sullivan

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on November 8, 2001.


                            SBERA 401(k) Plan
                            as adopted by Westfield Bank



                            By:   /s/ Thomas Forese, Jr.
                                  ------------------------
                                  Name: Thomas Forese, Jr.
                                  Title: Plan Administrator

                                  EXHIBIT INDEX

Exhibit
Number                             Description
-------                            -----------

  4.1     The SBERA 401(k) Plan as adopted by Westfield Bank.

  4.2     Investment Election Form of Westfield Bank.

  4.3 Articles of Organization of Westfield Financial, Inc., incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

  4.4 By-Laws of Westfield Financial, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

  5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

 23.1     Consent of Thacher Proffitt & Wood, incorporated by reference to
          Exhibit 23.1 to the Registrant's Registration Statement on Form S-1, dated August 28, 2001, as amended, Registration No. 333-68550, and any amendments thereto.

 23.2     Consent of Deloitte & Touche LLP.